QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on March 27, 2012

Registration No. 333-178894

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Amendment No. 3	Amendment No. 3
to	to
FORM S-1	FORM S-3
SandRidge Mississippian Trust II	SandRidge Energy, Inc.
(Exact name of co-registrant as specified in its charter)	(Exact name of co-registrant as specified in its charter)
Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
1311	1311
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)
30-0709968	20-8084793
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
919 Congress Avenue, Suite 500 Austin, Texas 78701 (512) 236-6599	123 Robert S. Kerr Avenue Oklahoma City, Oklahoma 73102 (405) 429-5500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Michael J. Ulrich The Bank of New York Mellon Trust Company, N.A. 919 Congress Avenue, Suite 500 Austin, Texas 78701 (512) 236-6599	Tom L. Ward Chairman and Chief Executive Officer SandRidge Energy, Inc. 123 Robert S. Kerr Avenue Oklahoma City, Oklahoma 73102 (405) 429-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Philip T. Warman, Esq. SandRidge Energy, Inc. 123 Robert S. Kerr Avenue Oklahoma City, Oklahoma 73102 (405) 429-5500	David H. Engvall, Esq. Covington & Burling LLP 1201 Pennsylvania Avenue, N.W. Washington, D.C. 20004 (202) 662-6000	David P. Oelman, Esq. Matthew R. Pacey, Esq. Vinson & Elkins L.L.P. First City Tower 1001 Fannin Street, Suite 2500 Houston, Texas 77002-6760 (713) 758-2222

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

                                SandRidge Mississippian Trust II

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

                                SandRidge Energy, Inc.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        SandRidge Mississippian Trust II and SandRidge Energy, Inc. are filing this Amendment No. 3 on Form S-1 and Form S-3 solely to provide additional information required by Part II, including to file additional exhibits under Item 16 of Part II. This Amendment No. 3 does not change the previously filed financial statements or any of the other disclosures contained in Part I of the registration statement.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13/14.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the FINRA filing fee and the NYSE listing fee, the amounts set forth below are estimates.

SEC registration fee	$69,189.75
FINRA filing fee	$60,875.00
NYSE listing fee	$203,600.00
Printing and engraving expenses	$200,000.00
Fees and expenses of legal counsel	$900,000.00
Accounting fees and expenses	$510,000.00
Transfer agent and registrar fees	$5,000.00
Trustee fees and expenses	$230,000.00
Miscellaneous	$106,335.25

Total	$2,285,000.00

Item 14/15.    Indemnification of Directors and Officers.

        The trust agreement provides that each of the trustee and the Delaware trustee and their respective officers, agents and employees shall be indemnified from the assets of the trust against and from any and all liabilities, expenses, claims, damages or loss incurred by them as trustee or Delaware trustee in the administration of the trust and the trust assets, including, without limitation, any liability, expenses, claims, damages or loss arising out of or in connection with any liability under environmental laws, or in the doing of any act done or performed or omission occurring on account of it being trustee or Delaware trustee or acting in such capacity, except such liability, expense, claims, damages or loss as to which each is liable under the trust agreement. In this regard, the trustee and Delaware trustee shall be liable only for fraud or gross negligence or for acts or omissions in bad faith and shall not be liable for any act or omission of any of their respective agents or employees unless the trustee or Delaware trustee, as applicable, has acted in bad faith or with gross negligence in the selection and retention of such agent or employee. Each of the trustee and the Delaware trustee is entitled to indemnification from the assets of the trust and shall have a lien on the assets of the trust to secure for each the foregoing indemnification.

        Article VI of the Amended and Restated Bylaws of SandRidge provides for indemnification of officers, directors and employees of SandRidge to the extent authorized by the General Corporation Law of the State of Delaware. Pursuant to Section 145 of the Delaware General Corporation Law, SandRidge generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        Article Nine of the Certificate of Incorporation of SandRidge contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law, limiting the personal monetary liability of directors for breach of fiduciary duty as a director. The Certificate of Incorporation and the Delaware General Corporation Law provide that such provision does not eliminate or limit liability (a) for any breach of the director's duty of loyalty to SandRidge or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived an improper benefit.

        The above discussion of SandRidge's Certificate of Incorporation and Amended and Restated Bylaws and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by reference to SandRidge's Certificate of Incorporation and Amended and Restated Bylaws and the Delaware General Corporation Law.

Item 15.    Recent Sales of Unregistered Securities.

        None.

Item 16.    Exhibits and Financial Statement Schedules.

        The following documents are filed as exhibits to this registration statement:

Exhibit Number		Description
1.1		Form of Underwriting Agreement
3.1	†	Certificate of Trust of SandRidge Mississippian Trust II (filed as Exhibit 3.1 to the trust's Registration Statement on Form S-1, filed January 5, 2012, File No. 333-178894)
4.1	†	Trust Agreement of SandRidge Mississippian Trust II, dated December 13, 2011 (filed as Exhibit 4.1 to the trust's Registration Statement on Form S-1, filed January 5, 2012, File No. 333-178894)
4.2	†	Form of Amended and Restated Trust Agreement of SandRidge Mississippian Trust II (filed as Exhibit 4.2 to Amendment No. 2 to the trust's Registration Statement on Form S-1, filed March 15, 2012, File No. 333-178894)
5.1	†	Opinion of Richards, Layton & Finger, P.A. relating to the validity of the trust units to be (filed as Exhibit 5.1 to Amendment No. 2 to the trust's Registration Statement on Form S-1, filed March 15, 2012, File No. 333-178894) registered under this Registration Statement
5.2	†	Opinion of Covington & Burling LLP (filed as Exhibit 5.2 to Amendment No. 2 to the trust's Registration Statement on Form S-1, filed March 15, 2012, File No. 333-178894)
8.1	†	Opinion of Covington & Burling LLP relating to tax matters (filed as Exhibit 8.1 to Amendment No. 2 to the trust's Registration Statement on Form S-1, filed March 15, 2012, File No. 333-178894)
10.1		Form of Term Royalty Conveyance (PDP)
10.2		Form of Term Royalty Conveyance (Development)
10.3		Form of Perpetual Royalty Conveyance (PDP)
10.4		Form of Perpetual Royalty Conveyance (Development)
10.5		Form of Assignment of Royalty Interest
10.6	†	Form of Administrative Services Agreement (filed as Exhibit 10.6 to Amendment No. 2 to the trust's Registration Statement on Form S-1, filed March 15, 2012, File No. 333-178894)
10.7		Form of Development Agreement

Exhibit Number		Description
10.8	†	Form of Derivatives Agreement (filed as Exhibit 10.8 to Amendment No. 2 to the trust's Registration Statement on Form S-1, filed March 15, 2012, File No. 333-178894)
10.9		Form of Drilling Support Mortgage
10.10	†	Form of Registration Rights Agreement (filed as Exhibit 10.10 to Amendment No. 2 to the trust's Registration Statement on Form S-1, filed March 15, 2012, File No. 333-178894)
23.1	†	Consent of PricewaterhouseCoopers LLP (filed as Exhibit 23.1 to Amendment No. 2 to the trust's Registration Statement on Form S-1, filed March 15, 2012, File No. 333-178894)
23.2	†	Consent of Netherland, Sewell & Associates, Inc. (filed as Exhibit 23.2 to Amendment No. 2 to the trust's Registration Statement on Form S-1, filed March 15, 2012, File No. 333-178894)
23.3	†	Consent of DeGolyer and MacNaughton (filed as Exhibit 23.3 to Amendment No. 2 to the trust's Registration Statement on Form S-1, filed March 15, 2012, File No. 333-178894)
23.4	†	Consent of Lee Keeling and Associates, Inc. (filed as Exhibit 23.4 to Amendment No. 2 to the trust's Registration Statement on Form S-1, filed March 15, 2012, File No. 333-178894)
23.5	†	Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.1)
23.6	†	Consent of Covington & Burling LLP (contained in Exhibits 5.2 and 8.1)
24.1	†	Powers of Attorney (filed on signature pages of the trust's Registration Statement on Form S-1, filed January 5, 2012, File No. 333-178894)
99.1		Summary Reserve Reports of Netherland, Sewell & Associates, Inc. (included as Annex A to the prospectus)

†
Previously filed

Item 17.    Undertakings.

        The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrants hereby undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        The undersigned registrants hereby undertake that:

  (1)
  For purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SandRidge Mississippian Trust II has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on March 27, 2012.

SandRidge Mississippian Trust II
By	SandRidge Energy, Inc.
	By	/s/ JAMES D. BENNETT
		Name:	James D. Bennett
		Title:	Executive Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SandRidge Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on March 27, 2012.

SandRidge Energy, Inc.
By	/s/ TOM L. WARD
	Name:	Tom L. Ward
	Title:	Chief Executive Officer and Chairman of the Board

* * *

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TOM L. WARD Tom L. Ward	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 27, 2012
/s/ JAMES D. BENNETT James D. Bennett	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 27, 2012
/s/ RANDALL D. COOLEY Randall D. Cooley	Senior Vice President—Accounting (Principal Accounting Officer)	March 27, 2012
* Jim J. Brewer, Jr.	Director	March 27, 2012
* Everett R. Dobson	Director	March 27, 2012
* William A. Gilliland	Director	March 27, 2012
* Daniel W. Jordan	Director	March 27, 2012

Signature	Title	Date

* Roy T. Oliver, Jr.	Director	March 27, 2012
* Jeffrey S. Serota	Director	March 27, 2012

*By:	/s/ TOM L. WARD Tom L. Ward Attorney-in-fact

QuickLinks

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13/14. Other Expenses of Issuance and Distribution.
  Item 14/15. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
SIGNATURES